Exhibit 10.1

Amendment No. 2

     This Amendment No. 2 (the “Amendment”), dated April 30, 2013 (the “Amendment Effective Date”), amends the Research Collaboration and License Agreement, effective as of May 1, 2009, amended as of April 12, 2012 (the “Research Agreement”), by and between Zalicus Inc. (formerly known as CombinatoRx, Incorporated), a Delaware corporation with an office at 245 First Street, Third Floor, Cambridge, Massachusetts 02142 (“Zalicus”), and Novartis Institutes for BioMedical Research, Inc., a Delaware corporation with an office at 250 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“Novartis”). Novartis and Zalicus are each separately referred to as a “Party” and are collectively referred to as the “Parties”. Capitalized terms not otherwise defined in this Amendment have the meaning set forth in the Research Agreement.

Background

     Pursuant to Section 2.2 (Collaboration Term) of the Research Agreement, the Initial Term of the Research Collaboration expired on May 1, 2011. Pursuant to that Section, Novartis extended the Research Collaboration for a one year Renewal Term through May 1, 2012, and pursuant to an amendment to the Research Agreement effective April 12, 2012 (“Amendment No. 1”), Novartis and Zalicus extended the Research Collaboration for an additional one year Renewal Term through May 1, 2013 (the “Second Renewal Term”).. Novartis has the right (but not the obligation) to extend the Research Collaboration for one additional Renewal Term of one year each if notice is given to Zalicus at least 120 days prior to the expiration of the then applicable Renewal Term. Novartis and Zalicus each wish to extend the Collaboration Term until October 31, 2014 (the “Third Renewal Term”), subject to the revised terms and conditions set forth in this Amendment.

The Parties agree as follows:

Section 1.

Third Renewal Term.

     Notwithstanding the provisions of Section 2.2 (Collaboration Term) of the Agreement (including with respect to the 120 day notice period), the Collaboration Term is hereby extended,

such that the Collaboration Term will expire on October 31, 2014 unless terminated prior to that date in accordance with its terms.

Section 2. Amendment to Research Protocol.

     During the Third Renewal Term, Zalicus is anticipated to transfer screening data from 400 cell lines to Novartis. With respect to all activities during the Third Renewal Term (the “Extension Activities”), Zalicus will conduct the activities in accordance with the Research Plan, as supplemented by Exhibit A (the “Research Plan Supplement”), which shall be applicable to Third Renewal Term activities only. Notwithstanding the provisions of Section 2.4 (Joint Research Committee) of the Research Agreement, the Joint Research Committee will not have the authority to amend or alter the Research Plan Supplement or the Research Plan during the Third Renewal Term. Any amendment to the Research Plan Supplement or the Research Plans during the Third Renewal Term will be subject to the provisions of Section 11.17 (Entire Agreement) of the Research Agreement.

Section 3. Payment for Renewal Term Activities.

     In lieu of any FTE payments contemplated by Section 5.1(b) or 5.1(c) of the Research Agreement and the payments provided under Amendment No. 1, and with respect to Third Renewal Term activities only, Novartis will pay to Zalicus USD$7,500 per cell line that is accepted by Novartis pursuant to the Research Plan Supplement, up to a maximum of USD$3,000,000. Zalicus will submit an Invoice to Novartis for these amounts up to six times in the Third Renewal Term (it being anticipated that one Invoice will be issued approximately every three months during the Third Renewal Term). Novartis will pay each such undisputed Invoice within 60 calendar days after receipt.

Section 4.

Ratification and Confirmation.

     In all other respects, the Research Agreement is hereby ratified and confirmed. For the avoidance of doubt, this Amendment is intended to govern the Parties’ activities during the Third Renewal Term, and will have no applicability to any obligations or activities arising prior to May 1, 2013.

[signature page follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

NOVARTIS INSTITUTES FOR	ZALICUS INC.
BIOMEDICAL RESEARCH, INC.
By: /s/ Charles Wilson	By: /s/ Justin A. Renz
Name: Dr. Charles Wilson	Name: Justin A. Renz
Title: Vice President, Global Head Strategic	Title: EVP, CFO and Treasurer
Alliances

Exhibit A

Research Plan Supplement